                                             As amended through October 31, 2000

                                                                    EXHIBIT 99.1

                                  GIGANET, INC.

                             1995 STOCK OPTION PLAN

     1. Purpose. The purpose of the 1995 Stock Option Plan is to enable GigaNet, Inc. to provide a special incentive to a limited number of employees, directors, consultants and advisers of the Corporation or any Subsidiary who are in a position to have a significant effect upon the Corporation's business and earnings. In order to accomplish this purpose, the Plan authorizes the grant or award to such persons of options to purchase Common Stock. Increased ownership of Common Stock will provide such persons with an additional incentive to take into account the long-term interests of the Corporation.

     2. Definitions. As use herein, the following words or terms have the meanings set forth below. The masculine gender is used throughout the Plan but is intended to apply to members of both sexes.

        2.1 "Board of Directors" means the Board of Directors of the Corporation.

        2.2 "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

        2.3 "Committee" means the Compensation Committee of the Board of Directors.

        2.4 "Common Stock" means the common stock, par value $0.0025 per share, of the Corporation.

        2.5 "Corporation" means GigaNet, Inc., a corporation established under the laws of the Commonwealth of Massachusetts.

        2.6 "Disqualifying Disposition" means any disposition (including any sale) before the death of the Participant of Common Stock received pursuant to the exercise of an Incentive Stock Option if the disposition occurs within two years after the Participant was granted the Incentive Stock Option under which he acquired such stock or within one year after the Participant acquired such stock by exercising an Incentive Stock Option.

        2.7 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute.

        2.8 "Fair Market Value", in the case of a share of Common Stock on a particular day, shall mean the average of the closing prices of sales of the Common Stock on all domestic securities exchanges on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq Stock Market as of 4:00 p.m., New York time, on such day, or, if on any day the Common Stock is not quoted in the Nasdaq Stock Market, the average of the high and low bid and asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Fair Market Value" is being determined and the 20 consecutive business days before such day; provided that if the Common Stock is listed on any domestic securities exchange the term "business days" as used in this sentence means business days on which such exchange is open for trading. If at any time the Common Stock is not listed on any domestic securities exchange or quoted in the Nasdaq Stock Market or the domestic over-the-counter market, the "Fair Market Value" will be the fair value thereof determined in good faith by the Committee taking into consideration such factors as the Committee deems appropriate including, without limitation, opinions of independent third parties.

        2.9 "Incentive Stock Option" means a stock option which satisfies the requirements of Section 422 of the Code.

        2.10 "Participant" means an individual holding a stock option or stock options granted to him under the Plan.

        2.11 "Plan" means the 1995 Stock Option Plan set forth herein.

        2.12 "Retirement" means termination of employment with the Corporation or any Subsidiary if such termination of employment constitutes normal retirement, early retirement or other retirement as provided for at the time of such termination of employment under the applicable retirement program then maintained by the Corporation or any Subsidiary, provided that the Participant does not continue in the employment of the Corporation or any Subsidiary.

        2.13 "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor statute.

        2.14 "Subsidiary" or "Subsidiaries" means a corporation or corporations in which the Corporation owns, directly or indirectly, stock possessing fifty (50%) percent or more of the total combined voting power of all classes of stock or over which the Corporation has effective voting control.

        2.15 "Termination for cause" means a termination of the Participant's relationship with the Corporation by the Corporation by reasons of (a) the Participant's conviction in a court of law of any crime or offense involving misuse or misappropriation of money or property of the Corporation or (b) any flagrant act of dishonesty or disloyalty by the

Participant or any act involving gross moral turpitude of the Participant which materially adversely affects the business of the Corporation.

     3. Administration.

        3.1 The Plan shall be administered by the Board of Directors or the Committee, if any, and for this purpose references in the Plan to the Committee shall be construed to also refer to the Board of Directors; provided, however, that on or after the effective date of the Corporation's first registration of an equity security under Section 12 of the Exchange Act, the Plan shall be administered by the Committee (and not by the Board of Directors), each member of which Committee shall be, and shall have been at all times within the one-year period ending on the date of his appointment to the Committee, a person who in opinion of counsel to the Company is (a) a "disinterested person" as such term is used in Rule 16b-3 promulgated under the Exchange Act, and (b) an "outside director" as such term is used in proposed regulation 1.162-27(e)(3) under Section 162(m) of the Code.

        3.2 Subject to the provisions set forth herein, the Committee shall have full authority to determine the provisions of options to be granted or awarded under the Plan, to interpret the terms of the Plan and of options granted or awarded under the Plan, to adopt, amend and rescind rules and guidelines for the administration of the Plan and for its own acts and proceedings and to decide all questions and settle all controversies and disputes which may arise in connection with the Plan.

        3.3 The decision of the Committee on any matter as to which the Committee is given authority under subsection 3.2 above shall be final and binding on all persons concerned.

        3.4 Nothing in the Plan shall be deemed to give any officer, employee, director, consultant or adviser, or his legal representatives or assigns, any right to participate in the Plan, except to such extent, if any, as the Committee may have determined or approved pursuant to the provisions of the Plan.

     4. Shares Subject to the Plan.

        4.1 The maximum number of shares of Common Stock which may be delivered upon the exercise of options granted under the Plan shall be 7,263,771 subject to adjustment in accordance with the provisions of Section 8.

        4.2 If any option granted under the Plan terminates without having been exercised in full (including an option which terminates by agreement between the Corporation and the Participant), the number of shares of Common Stock as to which such option has not been exercised before termination shall be available for future grants within the limits set forth in subsection 4.1.

        4.3 Shares of Common Stock delivered upon the exercise of options shall consist of shares of authorized and unissued Common Stock, except that the Board of Directors may from time to time in its discretion determine in any case that the shares to be so delivered shall consist of shares of authorized and issued Common Stock reacquired by the Corporation and held in its treasury. No fractional shares of Common Stock shall be delivered upon the exercise of an option.

     5. Eligibility for Options. Persons eligible to receive options under the Plan shall be those employees, directors, consultants and advisers of the Corporation, or any Subsidiaries who, in the opinion of the Committee, are in a position to have a significant effect upon the Corporation's business and earnings. Only employees of the Corporation or a Subsidiary may be granted Incentive Stock Options.

     6. Grant or Award of Options.

        6.1 From time to time while the Plan is in effect the Committee may, in its absolute discretion, select from among the persons eligible to receive options (including persons to whom options were previously granted) those persons to whom options are to be granted.

        6.2 Subject to the limits set forth in subsection 7.3, the Committee shall, in its absolute discretion, determine the number of shares of Common Stock to be subject to each option granted under the Plan to each eligible person.

        6.3 No option may be granted under the Plan after ten years from the date that the Plan is adopted by the Board of Directors, but options theretofore granted may extend beyond that date.

     7. Provisions of Options.

        7.1 Incentive Stock Options or Other Options. Options granted under the Plan may be either Incentive Stock Options, or options which do not qualify as Incentive Stock Options, as the Committee shall determine at the time of each grant of options hereunder.

        7.2 Stock Option Agreements. Options granted under the Plan shall be evidenced by agreements in such form as the Committee shall from time to time approve. Such agreements shall comply with the terms and conditions of the Plan and may contain such other provisions not inconsistent with the terms and conditions of the Plan as the Committee shall deem advisable. In the case of options intended to qualify as Incentive Stock Options, the agreement shall contain such provisions as are required of Incentive Stock Options under the Code.

        7.3 Terms and Conditions. All options granted under the Plan shall be subject to the following terms and conditions to the extent applicable and to such other terms and conditions not inconsistent therewith as the Committee shall determine.

            7.3.1 Option Price. The option price per share of Common Stock, with respect to which each Incentive Stock Option is granted, shall not be less than the Fair Market Value per share at the time the option is granted. No employee who owns more than 10% of the voting power of all classes of the issued and outstanding stock of the Corporation (excluding stock subject to the proposed option and stock subject to options previously granted but not yet exercised in full) shall be eligible for an Incentive Stock Option grant under the Plan unless (a) the exercise price is equal to at least 110% of the Fair Market Value (at the time the Incentive Stock Option is granted) of the stock subject to the Incentive Stock Option and (b) notwithstanding the provisions of subsections 7.3.7, 7.3.8 and 7.3.9, the Incentive Stock Option is not exercisable more than five years from the date it is granted.

            7.3.2 Period of Options. An option shall be exercisable during such period of time as the Committee may specify (subject to subsections 7.3.1 above and 7.4 below), but not after the expiration of ten years from the date the option is granted.

            7.3.3 Exercise of Options.

                  7.3.3.1 Each option shall be made exercisable at such time or times, and in such installments, if any, as the Committee shall determine, provided, however, that the right of any single Participant to exercise Incentive Stock Options (whether issued pursuant to this Plan or any other plan of the Company or any Subsidiary) may not accrue in any calendar year with respect to Common Stock with an aggregate Fair Market Value (determined as of the respective times the Incentive Stock Options are granted) in excess of $100,000.

                  It is contemplated that, except as provided in subsections 7.3.1(b), 7.3.7, 7.3.8, 7.3.9 and 7.3.10, options shall expire ten years after the date of grant. In the case of an option made exercisable in installments, the Committee may later determine to accelerate the time at which one or more of such installments may be exercised.

                  7.3.3.2 Any exercise of an option shall be in writing signed by the proper person and delivered or mailed to the Treasurer of the Corporation, accompanied by a copy of the option agreement and payment in full for the number of shares in respect of which the option is exercised.

                  7.3.3.3 In the event an option is exercised by the executor, administrator, guardian or other legal representative of a Participant, or by the person or persons to whom the option has been transferred by the Participant's will or the applicable laws of descent and distribution, the Corporation shall be under no obligation to deliver stock thereunder unless and until the Corporation is satisfied that the person or persons exercising the option is or are the duly appointed executor, administrator, guardian or other legal, representative of the Participant or the person or persons to whom the option has been transferred by the Participant's will or by the applicable laws of descent and distribution.

                  7.3.3.4 If so determined by the Committee at the time of the grant of an option to a Participant, but only until the Corporation has registered its Common Stock under Section 12 of the Securities Exchange Act of 1934, as amended, the Participant shall be required, as a condition of exercise of such option, to enter into a stock purchase agreement with the Corporation providing for restrictions on transfer and repurchase rights in favor of the Corporation with respect to all shares of Common Stock acquired upon exercise, in such form as the Committee may determine.

                  7.3.4 Payment for and Delivery of Stock. The shares of stock purchased on any exercise of an option granted hereunder shall be paid for in full in cash or such other consideration deemed acceptable to the Committee that is permitted by the corporate law of the Commonwealth of Massachusetts and any applicable federal or state securities or tax law. A Participant shall have the rights of a stockholder only as to stock actually issued to him.

                  7.3.5 Listing of Stock, Withholding and Other Legal Requirements. The Corporation shall not be obligated to deliver any stock until all federal and state laws and regulations which the Corporation may deem applicable have been complied with, nor, in the event the outstanding Common Stock is at the time listed upon any stock exchange, until the stock to be delivered has been listed or authorized to be added to the list upon official notice of issuance to such exchange. Without limiting the generality of the foregoing, the Corporation may require the Participant to pay to the Corporation or a Subsidiary any amounts necessary to satisfy federal and state requirements with respect to the withholding of income or other taxes. In addition, if the shares of stock subject to any option have not been registered in accordance with the Securities Act, the Corporation may require the person or persons who wishes or wish to exercise such option to make such representation or agreement with respect to the sale of stock acquired on exercise of the option as will be sufficient, in the opinion of the Corporation's counsel, to avoid violation of said Act.

                  7.3.6 Nontransferability of Options. Except by will or by the laws of descent and distribution, no option may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise). During the Participant's lifetime the option may be exercised only by him.

                  7.3.7 Death. If a Participant dies at a time when he is entitled to exercise an option (including death during the one-year period under subsection 7.3.8, the 45-day period under subsection 7.3.9 or the 45-day period under subsection 7.3.10(a)), then at any time or times within one year after his death such option may be exercised, as to all or any of the shares which the Participant was entitled to purchase thereunder immediately before his death, by his executor or administrator or the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, and except as so exercised such option shall expire at the end of such one-year period. In no event, however, may any option granted under the Plan be exercised after the expiration of ten years from the date the option was granted.

                  7.3.8 Disability. If a Participant becomes permanently and totally disabled within the meaning of Section 22(e)(3) of the Code, at a time when he is entitled to exercise an option (including becoming so disabled during the 45-day period under subsection 7.3.9 or the 45-day period under subsection 7.3.10(a)), then at any time or times within one year after his becoming so disabled, such option may be exercised, as to all or any of the shares which the Participant was entitled to purchase thereunder immediately before his becoming so disabled, by the Participant or his legal guardian, and except as so exercised such option shall expire at the end of such one-year period. In no event, however, may any option granted under the Plan be exercised after the expiration of ten years from the date the option was granted.

                  7.3.9 Retirement. In the event of a Participant's retirement at a time when he is entitled to exercise an option, then at any time or times within 45 days after his retirement he may exercise such option as to all or any of the shares which he was entitled to purchase thereunder immediately before his retirement, and except as so exercised such option shall expire at the end of such 45-day period, subject, however, to the provisions of subsections

7.3.7 and 7.3.8. In no event, however, may any option granted under the Plan be exercised after the expiration of ten years from the date the option was granted.

                  7.3.10 Termination of Relationship with Corporation. If the employment of a Participant and/or his relationship as a director, consultant or adviser to the Corporation terminates for any reason other than his death, permanent and total disability or his retirement, all options held by the Participant shall thereupon expire subject to the following provisions:

                         (a) If such termination is not for cause, then at any
time or times within 45 days after such termination or such shorter period of time as determined by the Committee (but not after the expiration of ten years from the date the option was granted), the Participant may exercise such option as to all or any of the shares which he was entitled to purchase thereunder immediately before such termination, and except as so exercised such option shall expire at the end of such period, subject, however, to the provisions of subsections 7.3.7 and 7.3.8; and

                         (b) If such termination is for cause, such option may
be exercised following such termination of employment only to the extent, if any, approved by the Committee.

                  If the Committee so decides, an option may provide that a leave of absence granted by the Corporation or a Subsidiary is not a termination for the purpose of this subsection 7.3.10, and in the absence of such a provision the Committee may in any particular case determine that such a leave of absence is not a termination for such purpose.

                  7.3.11 Notice to Company of Disqualifying Disposition. Each Participant who receives Incentive Stock Options shall agree to notify the Company in writing within one month after the Participant makes a Disqualifying Disposition of any Common Stock received pursuant to the exercise of an Incentive Stock Option.

                  7.3.12 Aggregate Limitation. The maximum number of shares with respect to which any options may be granted under the Plan to any individual during each successive twelve-month period commencing on the effective date of the Plan shall not exceed 1,150,000 shares.

        7.4 Authority of the Committee. The Committee shall have the authority, either generally or in particular instances, to waive compliance by a Participant with any obligation to be performed by him under an option and to waive any condition or provision of an option, except that the Committee may not
(a) increase the total number of shares covered by the option (except in accordance with Section 8), (b) reduce the option price per share (except in accordance with Section 8) or (c) extend the term of the option to more than ten years, subject, however, to the provisions of Section 10.

     8. Changes in Stock. In the event of a stock dividend, stock split or other change in corporate structure or capitalization affecting the Common Stock which becomes effective after the adoption of the Plan by the Board of Directors, the Committee shall make appropriate adjustments in (a) the number and kind of shares of stock on which options may thereafter be granted hereunder, (b) the number and kind of shares of stock remaining subject to each option outstanding at the time of such change and (c) the option exercise price. The Committee's determination shall be binding on all persons concerned. Subject to any required action by the stockholders, if the Corporation shall be the surviving corporation in any merger or consolidation (other than a merger or consolidation in which the Corporation survives but in which a majority of its outstanding shares are converted into securities of another corporation or are exchanged for other consideration), any option granted hereunder shall pertain and apply to the securities which a holder of the number of shares of stock of the Corporation then subject to the option would have been entitled to receive, but a dissolution or liquidation of the Corporation or a merger or consolidation in which the Corporation is not the surviving corporation or in which a majority of its outstanding shares are so converted or exchanged shall cause every option hereunder to terminate; provided that if any such dissolution, liquidation, merger or consolidation is contemplated, the Corporation shall either arrange for any corporation succeeding to the business and assets of the Corporation to issue to the Participants replacement options on such corporation's stock which will to the extent possible preserve the value of the outstanding options or shall make the outstanding options fully exercisable at least 20 days before the effective date of any such dissolution, liquidation, merger or consolidation. The existence of the Plan shall not prevent any such change or other transaction, and no Participant thereunder shall have any right except as herein expressly set forth.

     9. Employment Rights. Neither the adoption of the Plan nor any grant of options confers upon any employee of the Corporation or a Subsidiary any right to continued employment with the Corporation or a Subsidiary, as the case may be, nor does it interfere in any way with the rights of the Corporation or a Subsidiary to terminate the employment of any of its employees at any time.

     10. Discontinuance, Cancellation, Amendment and Termination. The Committee may at any time discontinue granting options under the Plan and, with the consent of the Participant, may at any time cancel an existing option in whole or in part and grant another option to the Participant for such number of shares as the Committee specifies. The Board of Directors may at any time or times amend the Plan for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law or may at any time terminate the Plan as to any further grants of options, provided that no such amendment shall (a) increase the maximum number of shares available under the Plan except as provided in Section 8, (b) decrease the minimum option price of Incentive Stock Options thereafter to be granted to less than the Fair Market Value at the time the options are granted, or (c) increase the time limits for granting or exercising options thereafter to be granted.

     11. Effective Date. The Plan shall become effective upon its adoption by the Board of Directors, and options may be granted under the Plan from and after the date of such adoption; provided, however, that if before one year after the date of adopting the Plan by the Board of Directors, the stockholders of the Corporation have not approved the Plan, the Plan shall terminate and all options theretofore granted shall terminate and cease to be of any force or effect.